Exhibit 32

      CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
     (AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


         In connection with the Quarterly Report of Almost Family, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:    August 14, 2003            By  /s/ William B. Yarmuth
         ---------------              ------------------------
                                      William B. Yarmuth
                                      Chairman of the Board, President &
                                        Chief Executive Officer


Date:    August 14, 2003            By  /s/ C. Steven Guenthner
         ---------------              -------------------------
                                      C. Steven Guenthner
                                      Senior Vice President & Chief
                                        Financial Officer